Exhibit 99.1

Summary Historical and Unaudited Pro Forma Consolidated Financial Information and Other Data

The following tables present (i) summary historical consolidated financial information for Zayo Group, LLC (ii) summary historical consolidated financial information for Electric Lightwave, and (iii) summary unaudited pro forma condensed combined financial information and operating data of Zayo Group, LLC, in each case for the periods and as of the dates indicated. The summary consolidated financial information for Zayo Group, LLC as of June 30, 2015 and 2016 and for the years ended June 30, 2014, 2015 and 2016 is derived from, and qualified by reference to, our audited consolidated financial statements included in our Fiscal 2016 10-K, which is incorporated by reference herein. The summary consolidated financial information for Zayo Group, LLC as of September 30, 2016 and for the three months ended September 30, 2015 and 2016 is derived from, and qualified by reference to, our unaudited condensed consolidated financial statements included in our Fiscal 2017 First Quarter 10-Q, which is incorporated by reference herein. The summary consolidated financial information as of September 30, 2015 is derived from our unaudited condensed consolidated financial statements not incorporated by reference in this offering memorandum. Our unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in our opinion, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial statements in all material respects.

The summary historical consolidated financial information for Electric Lightwave as of and for the years ended December 31, 2014 and 2015 is derived from Electric Lightwave’s audited consolidated financial statements included elsewhere in this offering memorandum. The summary historical consolidated financial information for Electric Lightwave as of September 30, 2016 and for the three and nine months ended September 30, 2015 and 2016 is derived from Electric Lightwave’s unaudited consolidated financial statements included elsewhere in this offering memorandum. Electric Lightwave’s unaudited consolidated financial statements have been prepared on the same basis as their audited consolidated financial statements and, in the opinion of Electric Lightwave’s management, reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such financial statements in all material respects.

The summary unaudited pro forma condensed combined financial information for Zayo Group, LLC as of September 30, 2016 and for the year ended June 30, 2016, and the three months ended September 30, 2016, is derived from the unaudited pro forma consolidated financial statements of Zayo Group, LLC included elsewhere in this offering memorandum. The following summary unaudited pro forma condensed combined financial information has been prepared giving effect to the Transactions.

For purposes of the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2016 and the three months ended September 30, 2016, we assumed the Transactions occurred on July 1, 2015.

The Electric Lightwave Acquisition will be accounted for as a business combination (in accordance with ASC 805—Business Combinations). As such, the pro forma adjustments reflect the addition of the estimated fair values of assets and liabilities of Electric Lightwave. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to, estimating future cash flows and determining the appropriate discount rate. The pro forma adjustments are based upon currently available information and certain estimates and assumptions. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the pro forma financial information and operating data. The pro forma financial information and operating data is for illustrative purposes only and may not be indicative of the results that actually would have occurred if we had engaged in these transactions on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial condition.

The unaudited pro forma condensed combined financial information herein does not adjust for integration costs to be incurred in future periods, nor does it give effect to any potential cost reductions or other operating efficiencies that could result from the Electric Lightwave Acquisition, including but not limited to those associated with potential reductions of corporate overhead, eliminations of duplicate functions or increased operational efficiencies.

As of the date of this offering memorandum, we have not finalized the detailed valuation studies necessary to arrive at the required fair market value of Electric Lightwave’s assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price. We have made certain pro forma adjustments to the historical book values of the assets and liabilities of Electric Lightwave to reflect certain preliminary estimates of the fair value of the net assets to be acquired, with the excess of the purchase price over the estimated fair values of Electric Lightwave’s acquired assets and assumed liabilities recorded as goodwill. Actual results are expected to differ from these preliminary estimates once we have completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurances that such finalization of the valuation studies will not result in material changes. We have performed a preliminary assessment of accounting policies and financial statement presentation which has identified certain adjustments necessary to conform information in Electric Lightwave’s historical financial statements to our combined accounting policies and presentation. The review of the accounting policies is not yet complete and additional policy and presentation differences may be identified upon completion.

The financial data set forth in the following tables should be read in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the documents incorporated by reference herein, and the historical consolidated financial statements of Electric Lightwave, included elsewhere in this offering memorandum. The results for any interim period are not necessarily indicative of the results that may be expected for a full year or any future period.

	Zayo Group, LLC (Historical)
	Year Ended June 30, (Audited)			Three months ended September 30, (Unaudited)
	2014	2015	2016	2015	2016
Consolidated Statements of Operations Data (in millions):
Revenue	$1,129.7	$1,347.1	$1,721.7	$366.8	$504.9
Operating costs and expenses	1,066.1	1,177.8	1,481.4	314.7	417.9
Operating income	63.6	169.3	240.3	52.1	87.0
Other (expenses)/income, net	(200.4)	(333.1)	(308.0)	(64.6)	(64.7)
(Loss)/income from operations before income taxes	(136.8)	(163.8)	(67.7)	(12.5)	22.3
Provision/(benefit) for income taxes	40.3	(8.7)	8.5	2.7	6.6
Net (loss)/income	$(177.1)	$(155.1)	$(76.2)	$(15.2)	$15.7
Consolidated Balance Sheet Data (at period end) (in millions):
Cash and cash equivalents	$297.4	$308.0	$170.1	$345.1	$192.3
Property and equipment, net	$2,822.4	$3,299.2	$4,079.5	$3,349.0	$4,169.1
Total assets	$4,980.9	$6,094.0	$6,720.0	$6,165.3	$6,826.4
Long-term debt and capital lease obligations, including current portion	$3,178.9	$3,701.4	$4,136.0	$3,704.1	$4,140.0
Total member’s equity	$401.3	$1,194.1	$1,203.8	$1,226.4	$1,240.5
Selected cash flow data (in millions):
Net cash flows provided by operating activities	$562.0	$607.0	$714.0	$195.2	$232.7
Purchases of property and equipment	$(360.8)	$(530.4)	$(704.1)	$(159.2)	$(208.3)
Acquisitions, net of cash acquired	$(393.3)	$(855.7)	$(437.5)	$(0.3)	$1.5
Net cash flows used in investing activities	$(754.1)	$(1,386.1)	$(1,141.6)	$(159.5)	$(206.8)
Net cash flows provided by/(used in) financing activities	$397.2	$793.5	$291.7	$2.6	$(1.7)

	Zayo Group, LLC (Historical)
	Year Ended June 30, (Unaudited)			Three months ended September 30, 2016
	2014	2015	2016	(Unaudited)
Other Financial Data and Operating Data:
Adjusted EBITDA (in millions)(1)	$660.3	$782.6	$934.9	$260.6
Levered free cash flow (in millions)(2)	$201.2	$76.6	$9.9	$24.4
Route miles	80,860	85,644	112,660	114,492
Fiber miles	5,973,509	6,747,398	8,778,882	8,887,451
On-net buildings	15,168	17,973	24,282	25,263
Reconciliation of Adjusted EBITDA (in millions):
Net (loss)/income	$(177.1)	$(155.1)	$(76.2)	$15.7
Add back non-adjusted EBITDA items included in net (loss)/income:
Depreciation and amortization	338.2	406.2	516.3	138.5
Interest expense	203.5	214.0	220.1	53.3
Provision/(benefit) for income taxes	40.3	(8.7)	8.5	6.6
Stock-based compensation	253.7	200.7	155.9	32.0
Loss on extinguishment of debt	1.9	94.3	33.8	—
Non-cash loss on investments	—	0.9	1.2	0.3
Unrealized foreign currency (gains)/loss(3)	(4.7)	24.4	53.8	11.2
Transaction costs(4)	4.5	5.9	21.5	3.0
Adjusted EBITDA	$660.3	$782.6	$934.9	$260.6
Annualized Adjusted EBITDA(5)				$1,042.4
Reconciliation of Levered Free Cash Flow (in millions):
Net cash flows provided by operating activities	$562.0	$607.0	$714.0	$232.7
Purchase of property and equipment	(360.8)	(530.4)	(704.1)	(208.3)
Levered Free Cash Flow	$201.2	$76.6	$9.9	$24.4

Other Financial Data for Three Months ended September 30, 2016	Three Months Ended September 30, 2016 (Unaudited)
Reconciliation of Annualized Revenue (in millions):
Revenue	$504.9
Annualized revenue(6)	$2,019.6

(1)         Adjusted EBITDA is not a financial measurement prepared in accordance with GAAP. We define Adjusted EBITDA as earnings from continuing operations before interest, income taxes, depreciation and amortization, adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains (losses) on intercompany loans, and non-cash income (loss) on equity and cost method investments. See “Non-GAAP Financial Measures.” The table above sets forth, for the periods indicated, a reconciliation of net loss to Adjusted EBITDA, as net loss is calculated in accordance with GAAP.

(2)         Levered free cash flow is not a financial measurement prepared in accordance with GAAP. We define levered free cash flow as net cash flows provided by operating activities from continuing operations minus purchases of property and equipment. See “Non-GAAP Financial Measures.” The table sets forth, for the periods indicated, a reconciliation of net cash flows provided by operating activities to levered free cash flow.

(3)         Unrealized foreign currency gains and losses result from the translation of intercompany loans to foreign subsidiaries denominated in U.S. dollars to British pounds, the functional currency of the subsidiaries.

(4)         Transaction costs include expenses associated with professional services (i.e. legal, accounting, regulatory, etc.) rendered in connection with signed and/or closed acquisitions or disposals (including spin-offs), travel expense, severance expense incurred on the date of acquisition or disposal, and other direct expenses incurred that are associated with such acquisitions or disposals.

(5)         Annualized Adjusted EBITDA is derived by multiplying Adjusted EBITDA for the quarter ended September 30, 2016 by four. See “Non-GAAP Financial Measures.”

(6)         Annualized revenue is derived by multiplying Revenue for the quarter ended September 30, 2016 by four. See “Non-GAAP Financial Measures.”

	Electric Lightwave (Historical)
	Year Ended December 31, (Audited)	Nine months ended September 30, (Unaudited)
	2015	2015	2016
Consolidated Statements of Operations Data (in millions):
Revenues, net	$569.0	$429.9	$414.4
Network costs (exclusive of depreciation and amortization shown separately below)	(191.7)	(144.9)	(145.0)
Sales, general and administrative	(209.0)	(155.9)	(157.4)
Depreciation and amortization	(127.1)	(94.6)	(97.1)
Gain/(loss) on disposal of assets	0.1	—	—
Operating Income	41.3	34.5	14.9
Interest expense	(55.0)	(42.9)	(39.9)
Loss on extinguishment of debt	(4.9)	(4.9)	—
Other income, net	0.5	0.3	0.5
Loss before income taxes	(18.1)	(13.0)	(24.5)
Provision for income taxes	0.3	0.3	0.3
Net loss	$(18.4)	$(13.3)	(24.8)
Consolidated Balance Sheet Data (at period end) (in millions):
Cash and cash equivalents	$6.9		$3.2
Property and equipment, net	$380.5		$386.3
Total assets	$861.3		$851.1
Long-term debt and capital lease obligations, including current portion	$786.2		$807.5
Total shareholders’ deficit	$(63.0)		$(84.4)

	Electric Lightwave (Historical)
	Year Ended December 31, (Unaudited)	Three months ended September 30, 2016
	2015	(Unaudited)
Reconciliation of Adjusted EBITDA(7) (in millions):
Net loss	$(18.4)	$(8.4)
Add back non-adjusted EBITDA items included in net loss:
Depreciation and amortization	127.1	32.7
Interest expense	55.0	13.5
Provision for income taxes	0.3	0.1
Stock-based compensation	4.9	1.8
Loss on extinguishment of debt	4.9	—
Transaction costs(4)	1.7	0.2
Other costs(8)	1.8	5.6
Adjusted EBITDA	$177.3	$45.5
Annualized Adjusted EBITDA(5)		$182.0

(7)                                 Adjusted EBITDA is not a financial measurement prepared in accordance with GAAP. Electric Lightwave defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, excluding, when applicable and as defined in Electric Lightwave’s credit agreements, non-cash stock based compensation, restructuring expenses, gain or loss on extinguishment of debt, gain or loss on disposal of property and equipment and other non-operating and non-recurring income or expense. See “Non-GAAP Financial Measures.” The table above sets forth, for the periods indicated, a reconciliation of net loss to Adjusted EBITDA, as net loss is calculated in accordance with GAAP.

(8)                                 Other costs add-back by Electric Lightwave is primarily associated with severance costs and other costs incurred related to an organizational restructuring.

Zayo Group, LLC

Unaudited Pro Forma Statement of Operations(1) and Adjusted EBITDA

	Year Ended June 30, 2016 (Unaudited)	Three months ended September 30, 2016 (Unaudited)
Revenue	$2,276.6	$637.6
Operating costs and expenses	2,032.1	551.5
Operating income	244.5	86.1
Other expenses, net	(381.7)	(83.3)
(Loss)/income from operations before income taxes	(137.2)	2.8
(Benefit)/provision for income taxes	(18.6)	(0.9)
Net (loss)/income	(118.6)	3.7
Add back non-adjusted EBITDA items included in net loss:
Depreciation and amortization	669.4	177.1
Interest expense	294.5	72.0
(Benefit)/provision for income taxes	(18.6)	(0.9)
Stock-based compensation	160.5	33.8
Loss on extinguishment of debt	33.8	—
Non-cash loss on investments	1.2	0.3
Unrealized foreign currency loss on intercompany loans	53.8	11.2
Transaction costs	22.9	3.2
Other costs(8)	4.3	5.6
Adjusted EBITDA	$1,103.2	$306.0

Selected Pro Forma Credit Information for the Three Months Ended September 30, 2016

(dollars in millions):

Adjusted EBITDA with synergies, annualized(2)	$1,264.0
Cash and cash equivalents (at period end)(3)	$204.3
Total debt (at period end)(4)	$5,685.7
Total debt/Adjusted EBITDA with synergies, annualized	4.5	x
Net debt/Adjusted EBITDA with synergies, annualized(5)	4.3	x

(1)                                 See “Unaudited Pro Forma Condensed Financial Information.”

(2)                                 Includes expected cost synergies of $40 million.

(3)                                 Includes $3.2 million of cash of Electric Lightwave as of September 30, 2016 assumed in the Electric Lightwave Acquisition

(4)                                 Includes capital lease obligations.

(5)                                 Net debt consists of total debt less cash and cash equivalents.